UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 26, 2021

XEROX HOLDINGS CORPORATION XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 4505, 201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (203) 968-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Common Stock, $1.00 par value	XRX	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On January 26, 2021, Xerox Holdings Corporation (the “Company”) entered into a Nomination and Standstill Agreement with Carl C. Icahn and certain of his affiliates (collectively, the “Icahn Group” and such agreement, the “Icahn Nomination Agreement”) and a separate Nomination and Standstill Agreement with Darwin Deason (“Deason” and such agreement, the “Deason Nomination Agreement” and, together with the Icahn Nomination Agreement, the “Nomination Agreements”).
Consistent with the Director, Nomination and Settlement Agreement dated May 13, 2018 by and among Deason, the Icahn Group, Xerox Corporation and certain current and former directors and officers of Xerox Corporation (the “2018 Nomination Agreement”), the Company and the Icahn Group have agreed pursuant to the Icahn Nomination Agreement that each of current directors Keith Cozza and Nicholas Graziano shall be designated as an “Icahn Designee” on the Company’s Board of Directors (the “Board”) and current director Jonathan Christodoro shall be designated as an “Independent Designee” on the Board.
Consistent with the 2018 Nomination Agreement, the Company and Deason have agreed pursuant to the Deason Nomination Agreement that current director Scott Letier shall be designated as the “Deason Designee” on the Board.
Pursuant to the applicable Nomination Agreement, and subject to the terms and conditions therein, the Company has agreed to include the two Icahn Designees, the Independent Designee and the Deason Designee on the Company’s slate of director nominees for election at the 2021 annual meeting of shareholders (the “2021 Slate” and such annual meeting, the “2021 Annual Meeting”), subject to the right of the Icahn Group or Deason, as applicable, to replace any or all of the foregoing designees with designees selected by the Icahn Group or Deason, as applicable, and approved by the Company, such approval not to be unreasonably withheld or delayed, and that otherwise satisfy the requirements of the applicable Nomination Agreement, including that any replacement of the Independent Designee satisfies the Independence Requirements as defined and set forth in the Icahn Nomination Agreement.
Pursuant to the applicable Nomination Agreement, if any Icahn Designee, the Independent Designee or the Deason Designee resigns from the Board or for any other reason, following his or her election or appointment thereto, is not serving, on the Board (other than as a result of not being nominated by the Company for election at an annual meeting of shareholders or not being elected by shareholders of the Company at any annual meeting), then subject to the terms set forth in the applicable Nomination Agreement, the Icahn Group or Deason, as applicable, has the right to designate a replacement that is approved by the Company, such approval not to be unreasonably withheld or delayed, and that otherwise satisfies the requirements of the applicable Nomination Agreement, including that any replacement of the Independent Designee satisfies the Independence Requirements as defined and set forth in the Icahn Nomination Agreement.
The Company is not required pursuant to any Nomination Agreement to include the Icahn Designees, the Independent Designee or the Deason Designee on any slate of directors other than the 2021 Slate, but for any annual meeting of shareholders subsequent to the 2021 Annual Meeting, the Company has agreed to notify the Icahn Group or Deason, as applicable, no less than forty-five days before the advance notice deadline set forth in the Company’s Amended & Restated Bylaws whether any Icahn Designee and/or the Independent Designee (in the case of the Icahn Group) or the Deason Designee (in the case of Deason) will be nominated by the Company for election as a director at such annual meeting.
Pursuant to the Icahn Nomination Agreement, one Icahn Designee is required to resign from the Board if the Icahn Group does not have a Net Long Position (as defined in the Icahn Nomination Agreement) in at least 19,838,590 shares of common stock, par value $1.00 per share, of the Company (“Common Shares”), and both Icahn Designees are required to resign from the Board if the Icahn Group does not have a Net Long Position (as defined in the Icahn Nomination Agreement) in at least 9,919,295 Common Shares. Pursuant to the Deason Nomination Agreement, the Deason Designee is required to resign from the Board if Deason does not have a Net Long Position (as defined in the Deason Nomination Agreement) in at least 9,919,295 Common Shares. The foregoing thresholds specified in each Nomination Agreement are subject to adjustment for any stock dividends, combinations, splits, recapitalizations, repurchases and the like.
Pursuant to the Icahn Nomination Agreement, so long as both Icahn Designees are members of the Board, without the approval of the Icahn Designees who are then members of the Board, the Board cannot increase in size above nine directors. Pursuant to the Deason Nomination Agreement, if Deason’s Net Long Position (as defined in the Deason Nomination Agreement) represents ten percent or more of the outstanding Common Shares (such percentage to be computed in accordance with the terms set forth in the Deason Nomination Agreement) and the Deason Designee is a member of the Board, without the approval of the Deason Designee, the Board cannot increase in size above the greater of nine directors or the number of members on the Board when this right becomes applicable under the Deason Nomination Agreement.
Under each of the Nomination Agreements, the Icahn Group, Deason and their respective controlled affiliates have agreed not to take certain actions during the period from the date of such agreements through the later to occur of the conclusion of the 2021 Annual Meeting and the date that no Icahn Designee (in the case of the Icahn Group) or the Deason Designee (in the case of Deason) is a member of the Board and no longer has any replacement rights with respect to any such designee. The actions that the Icahn Group, Deason and their respective controlled affiliates have agreed not to take pursuant to the applicable Nomination Agreement include: (i) soliciting proxies or written consents of shareholders of the Company; (ii) presenting at any annual meeting or any special meeting of the Company’s shareholders or through action by written consent any proposal for consideration for action by shareholders of the Company or (except as explicitly permitted by the applicable Nomination Agreement) proposing any nominee for election to the Board or seeking representation on the Board or the removal of any member of the Board; (iii) acquiring Beneficial Ownership (as defined in the applicable Nomination Agreement) of Voting Securities (as defined in the applicable Nomination Agreement) that would equal or exceed 24.99% of the then total outstanding Voting Securities (as defined in the applicable Nomination Agreement), subject to adjustment in the event the Company adopts a Rights Plan (as defined in the applicable Nomination Agreement) and allows any person to buy a greater percentage of Voting Securities (as defined in the applicable Nomination Agreement) pursuant to the terms thereof; or (iv) without the prior approval of the Board, proposing, participating in or seeking to effect any Extraordinary Transaction (as defined in the applicable Nomination Agreement), subject to certain exceptions set forth in the applicable Nomination Agreement.
Under each Nomination Agreement, subject to the terms set forth therein, during the applicable Board Representation Period (as defined in the applicable Nomination Agreement), the Icahn Group and Deason have each agreed to vote (or cause to be voted) all Voting Securities (as defined in the applicable Nomination Agreement) owned of record or beneficially thereby (i) for all directors nominated by the Board for election at any annual or special meeting of shareholders (so long as the Icahn Designees (in the case of Icahn Group) or the Deason Designee (in the case of Deason) are either nominated by the Board or will otherwise continue to be on the Board after such meeting), (ii) against any directors proposed that are not nominated by the Board for election at such annual or special meeting, and (iii) for the ratification of the Company’s auditors.
Pursuant to each Nomination Agreement, the parties thereto have agreed to negotiate in good faith a registration rights agreement covering the shares of capital stock of the Company owned by the Icahn Group and Deason, with some of the material terms of such agreement being set forth on an Exhibit to the applicable Nomination Agreement.
The foregoing descriptions of the Nomination Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of such Nomination Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on
Form 8-K,
respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Nomination and Standstill Agreement, dated as of January 26, 2021, by and among Xerox Holdings Corporation, Carl C. Icahn and the other parties named therein

10.2	Nomination and Standstill Agreement, dated as of January 26, 2021, by and between Xerox Holdings Corporation and Darwin Deason

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX HOLDINGS CORPORATION

By:	/s/ Louie Pastor
Name:	Louie Pastor
Title:	EVP & General Counsel
Date: January 26, 2021

XEROX CORPORATION

By:	/s/ Louie Pastor
Name:	Louie Pastor
Titles:	EVP & General Counsel
Date: January 26, 2021